Exhibit 99.1

Creatd Announces Record Reduction of 45% in QoQ Operating Expenses for its First Quarter 2022

New York, N.Y. – May 16, 2022 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) (“Creatd” or the “Company”), a creator-first holding company and the parent company of Vocal, a proprietary technology platform for creators, today reported its financial results for the first quarter ended March 31, 2022.

Financial Highlights

●	Creatd’s Q1 2022 GAAP revenue grew 81% YoY to nearly $1.4 million, with $2.5 million in non-GAAP revenue, led by stable growth across all business segments.

●	Creatd maintained revenues QoQ while reducing operating expenses by a record 45%, as well as decreasing Vocal marketing costs.

●	The reduction in Vocal subscription-related marketing expenses is a testament to the platform’s ’stickiness,’ the scalability of Creatd’s multiple subscription-based revenue models, and management’s commitment to working toward cash flow break-even.

●	At the conclusion of Q1 2022, Creatd’s balance sheet has no long-term debt.

●	Mid-way through Q2 2022, the Company’s second-quarter revenues are already tracking above those of last quarter; the Company maintains guidance of between $1.55 million and $1.75 million in net revenues for such period.

Business Highlights (Year to Date)

●	Creatd’s flagship platform, Vocal, released ‘Comments’, one of its most highly-requested features, as part of a suite of social-oriented features being introduced this year.

●	Creatd Ventures’ direct-to-consumer beverage brand, Dune, launched in luxury SoCal grocery retailer Erewhon Market after selling out at Urban Outfitters in less than two weeks. Dune continues to field strong interest from a range of additional retailers as consumer demand for premium, high-quality wellness drinks increases.

●	Creatd Partners, the pillar housing the Company’s agency businesses, released a new website design and media kit for its content marketing arm, Vocal for Brands. The new Vocal for Brands positioning works to highlight its shift toward a more integrated, cohesive agency offering, leveraging WHE’s powerful influencer network as well as Vocal creators to drive even further impact for Creatd Partners clients.

●	Creatd Studios, the Company’s transmedia production arm, announced the upcoming launch of a new podcast featuring the voices and stories of Vocal’s creators; additionally, the Company announced the upcoming release of a print book featuring the winners of Vocal’s ‘Fiction Awards’ Challenge, with publication expected in early 2023 in partnership with UK-based publisher, Unbound.

●	The Company is planning an Investor Day webcast to present its business expansion plans for the second half of 2022. The event is expected to take place next month, with further details to be announced.

Commented Creatd’s CEO Laurie Weisberg, “Over the last quarter, our Company has been able to operate efficiently and effectively; at the heart of Creatd remains a commitment to creators and our technology platform, Vocal. In the face of significant headwinds, we are still on schedule to deliver our first ever Vocal mobile app, which we expect to be the most momentous event for the technology since the platform’s inception nearly six years ago.”

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is a creator-first technology holding company and the parent company of the Vocal platform. Our mission is to empower creators, entrepreneurs, and brands through technology and partnership. We accomplish this through Creatd’s four business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios.

Creatd: https://creatd.com;

Creatd IR: https://investors.creatd.com;

Vocal Platform: https://vocal.media;

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

Creatd, Inc.

Condensed Consolidated Balance Sheet

	March 31, 2022	December 31, 2021
Assets	(Unaudited)
Current Assets
Cash	$3,229627	$3,794,734
Account receivable, net	390,605	337,440
Inventory	436,981	106,403
Prepaid expenses and other current assets	274,840	236,665
Total Current Assets	4,332,053	4,475,242

Property and equipment, net	139,479	102,939
Intangible assets	2,520,373	2,432,841
Goodwill	1,383,785	1,374,835
Deposits and other assets	914,700	718,951
Minority investment in business	50,000	50,000
Operating lease right of use asset	-	18,451
Total Assets	$9,340,390	$9,173,259

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$4,832,103	$3,730,540
Convertible Notes, net of debt discount and issuance costs	-	159,193
Current portion of operating lease payable	-	18,451
Notes payable, net of debt discount and issuance costs	1,151,087	1,278,672
Deferred revenue	211,676	234,159
Total Current Liabilities	6,194,866	5,421,015

Non-current Liabilities:
Note payable	35,905	63,922

Total Non-current Liabilities	35,905	63,922
Total Liabilities	6,230,771	5,485,007

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.001: 100,000,000 authorized shares 19,915,090 issued and 19,909,433 outstanding as of March 31, 2022, and16,691,170 issued and 16,685,513 outstanding as of December 31, 2021	19,915	16,691
Additional paid-in capital	117,949,487	111,563,618
Subscription receivable	-	-
Less: Treasury stock, 5,657 and 5,657, respectively	(62,406)	(62,406)
Accumulated deficit	(115,980,623)	(109,632,574)
Accumulated other comprehensive income	(83,222)	(78,272)
Total Creatd, Inc. Stockholders’ Equity	1,846,310	1,807,057
Non-controlling interest in consolidated subsidiaries	1,263,309	1,881,195
	3,109,619	3,688,252
Total Liabilities and Stockholders’ Equity	$9,340,390	$9,173,259

Creatd, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Net revenues	$1,348,738	$743,913
Cost of revenues	1,572,170	867,150
Gross margin	(223,432)	(123,237)

Operating expenses
Research and development	226,654	328,852
Marketing	2,092,021	2,042,655
Stock based compensation	1,080,792	1,570,239
General and administrative	3,386,385	1,881,014
Total operating expenses	6,936,522	5,822,760
Loss from operations	(6,785,852)	(5,945,997)

Other income (expenses)
Other income	99	-
Interest expense	(13,896)	(198,671)
Accretion of debt discount and issuance cost	(23,477)	(497,165)
Derivative expense	-	(100,502)
Change in derivative liability	3,729	(197,389)
Settlement of vendor liabilities	14,525	92,909
Gain on extinguishment of debt	147,256	203,578
Other income (expenses), net	128,236	(697,240)

Loss before income tax provision and equity in net loss from unconsolidated investments	(6,881,048)	(6,643,237)
Income tax provision	-	-
Net loss	$(6,881,048)	$(6,643,237)
Non-controlling interest in net loss	617,886	-
Net Income (loss) attributable to Creatd, Inc.	(6,263,162)	(6,643,237)
Deem ed dividend	(81,728)	-
Inducement expense	-	-
Net loss attributable to common shareholders	(6,344,890)	(6,643,237)
Comprehensive income (loss)
Net loss	(6,881,048)	(6,643,237)
Currency translation gain (loss)	(4,950)	(7,311)
Comprehensive loss	(6,885,998)	(6,650,548)
Per-share data
Basic and diluted loss per share	$(0.36)	$(0.68)
Weighted average number of common shares outstanding	17,707,951	9,836,443

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